Black Diamond Therapeutics Reports Fourth Quarter and Full Year 2019 Financial Results and Corporate Update
•U.S. Food and Drug Administration allowed Black Diamond’s investigational new drug application for its lead product candidate BDTX-189 in December; Company initiated Phase 1/2 clinical trial and has subsequently started enrolling and dosing patients
•Cash and cash equivalents of $154.7 million as of December 31, 2019, together with net proceeds from initial public offering (IPO) of approximately $212.4 million, believed to be sufficient to fund anticipated operations into 2023
◦$85.0 million Series C financing successfully completed in November 2019
◦IPO completed in February 2020 raised approximately $231.3 million in gross proceeds
•CRISPR Therapeutics CEO Samarth Kulkarni, Ph.D., joined the Board of Directors
CAMBRIDGE, Mass. and NEW YORK, March 24, 2020 – Black Diamond Therapeutics, Inc. (Nasdaq: BDTX), a precision oncology medicine company pioneering the discovery and development of small molecule, tumor-agnostic therapies, today reported financial results for the fourth quarter and full year ended December 31, 2019, while providing a corporate update.
“Black Diamond has achieved important scientific, clinical, and operational milestones over the past year,” said David M. Epstein, Ph.D., President and CEO. “Our IND for our lead product candidate, BDTX-189, was allowed in December and we have initiated our Phase 1/2 clinical trial. We believe the $316 million raised since November, including via our initial public offering, will enable us not only to execute on the clinical development of BDTX-189, but also to continue to invest in our proprietary MAP platform, and to progress our early stage pipeline of small molecule, tumor-agnostic precision medicine programs.”

2019 Corporate Highlights
•Advanced BDTX-189, Black Diamond’s mutation spectrum-selective, oral, irreversible small molecule inhibitor product candidate which targets cancer-causing driver mutations in human epidermal growth factor receptor 2 (HER2) and epidermal growth factor receptor (EGFR) that have not yet been drugged, to investigational new drug (IND) application submission in November 2019 and IND allowance by the U.S. Food and Drug Administration in December 2019.
•Initiated a Phase 1/2 clinical trial of BDTX-189, which is actively enrolling and dosing patients in the Phase 1 portion.
◦The Phase 1 portion of the trial will evaluate escalating doses of BDTX-189 and is designed to determine the recommended Phase 2 dose and to assess preliminary indications of anti-tumor activity. The Phase 2 portion will determine the objective response rate and duration of response in patients with solid tumors that have an allosteric HER2 mutation or EGFR or HER2 exon 20 insertion mutation determined using next-generation sequencing.
•Continued to advance its program in glioblastoma (GBM) toward nominating a development candidate that targets a range of driver mutations in GBM and progress the Company’s other earlier stage programs derived from Black Diamond’s Mutation-Allostery-Pharmacology (MAP) platform.
◦Black Diamond’s MAP platform is built on three central pillars – discover, reveal, and target. The Company uses population-level cancer genetic data obtained from all tumor types to identify potential families of mutations that occur within individual oncogenes and rank the mutations for potential oncogenicity. Black Diamond then uses its MAP platform to understand the mechanism for oncogenic activation and the Company’s team of experienced medicinal chemists then develops mutation spectrum-selective drugs for the identified targets.
•Raised $85.0 million in an oversubscribed Series C financing round in November 2019 led by Boxer Capital of the Tavistock Group. Additional new investors Wellington Management Company, BVF Partners L.P., Deerfield Management, funds managed by Janus Henderson Investors, Casdin Capital, and Logos Capital joined existing investors Versant Ventures, New Enterprise Associates, RA Capital Management, Nextech Invest, Invus, Perceptive Advisors, City Hill Ventures, and Roche Venture Fund in the round.
•Strengthened Black Diamond’s management team and Board of Directors in 2019 by adding Brent Hatzis-Schoch as Chief Operating Officer and General Counsel, Thomas (Tommy) Leggett as Chief Financial Officer, and Christopher D. Roberts, Ph.D., as Chief Scientific Officer, along with Samarth (Sam) Kulkarni, Ph.D., CEO of CRISPR Therapeutics AG, to its Board of Directors.
Recent Developments
•In February 2020, Black Diamond completed an initial public offering pursuant to which it issued and sold 12,174,263 shares of common stock, including full exercise of the underwriters' over-allotment option, resulting in gross proceeds of $231.3 million before deducting underwriting discounts and commissions and other offering expenses.

Financial Highlights
•Black Diamond ended 2019 with $154.7 million in cash and cash equivalents compared to $51.7 million as of December 31, 2018. Net cash from financing activities for the year ended December 31, 2019 was $127.8 million compared to $52.3 million for the year ended December 31, 2018. Net cash used in operations was $24.7 million for the year ended December 31, 2019 compared to $8.5 million for the year ended December 31, 2018.
•Net loss for the year ended December 31, 2019 was $35.3 million compared to $8.9 million for the year ended December 31, 2018.
•Research and development (R&D) expenses were $21.8 million for the year ended December 31, 2019 compared to $7.0 million for the year ended December 31, 2018. The increase in R&D expenses was primarily related to increase in headcount, preclinical development, and IND filing of BDTX-189.
•General and administrative (G&A) expenses were $7.6 million for the year ended December 31, 2019, compared to $2.0 million for the year ended December 31, 2018. The increase in G&A expenses was primarily due to an increase in personnel and other corporate-related costs.
About Black Diamond
Black Diamond Therapeutics is a precision oncology medicine company pioneering the discovery of small molecule, tumor-agnostic therapies. Black Diamond targets undrugged mutations in patients with genetically defined cancers. Black Diamond is built upon a deep understanding of cancer genetics, protein structure and function, and medicinal chemistry. The Company’s proprietary technology platform, Mutation-Allostery-Pharmacology, or MAP, platform, is designed to allow Black Diamond to analyze population-level genetic sequencing data to identify oncogenic mutations that promote cancer across tumor types, group these mutations into families, and develop a single small molecule therapy in a tumor-agnostic manner that targets a specific family of mutations. Black Diamond was founded by David M. Epstein, Ph.D. and Elizabeth Buck, Ph.D., and, beginning in 2017, together with Versant Ventures, began building the MAP platform and chemistry discovery engine. For more information please visit www.blackdiamondtherapeutics.com.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s business plans and objectives, future plans or expectations for BDTX-189, including expectations regarding the design, implementation, timing, and success of its current clinical trial for BDTX-189, future plans or expectations for the Mutation-Allostery-Pharmacology platform, upcoming milestones and preclinical studies for the Company’s other product candidates, and expectations regarding its uses of capital, expenses and other future financial results. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials, the Company’s ability to execute on its strategy, regulatory developments in the United States, and the Company’s ability to fund operations, as well as those risks and uncertainties set forth in its 2019 annual report on Form 10-K filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Black Diamond Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data (Unaudited)
(in thousands)

	December 31,
	2019	2018
	(in thousands)
Cash and cash equivalents	$154,666	$51,660
Total assets	$158,295	$51,826
Derivative liabilities	$16	$4,023
Convertible preferred stock	$200,573	$60,770
Accumulated deficit	$(50,970)	$(15,712)
Total stockholders’ equity (deficit)	$(47,157)	$(15,542)

Black Diamond Therapeutics, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating expenses:
Research and development (inclusive of $1,469, $808, $9,966 and $2,403 respectively, with a related party)	$7,460	$2,379	$21,753	$6,950
General and administrative (inclusive of $88, $87, $445 and $325, respectively, with a related party)	2,884	667	7,579	1,954
Total operating expenses	10,344	3,046	8,904	4,119
Loss from operations	(10,344)	(3,046)	(8,904)	(4,119)
Other income (expense):
Interest income	440	2	461	4
Change in fair value of derivative liabilities	23	(15)	(6,393)	(15)
Other income (expense)	6	(7)	6	(16)
Total other income (expense), net	469	(20)	(5,926)	(27)
Net loss	$(9,875)	$(3,066)	$(35,258)	$(8,931)
Net loss per share, basic and diluted	$(4.63)	$(1.51)	$(16.99)	$(4.42)
Weighted average common shares outstanding, basic and diluted	2,139,961	2,036,728	2,075,753	2,018,623

Contacts:
For Investors:
Thomas (Tommy) Leggett
Chief Financial Officer
investors@bdtherapeutics.com
For Media:
Kathy Vincent
(310) 403-8951
media@bdtherapeutics.com

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